Exhibit 10.8

Neogames S.A.
2020 INCENTIVE AWARD PLAN

ARTICLE I.
Purpose

The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Article XI.

ARTICLE II.
Eligibility

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

ARTICLE III.
Administration and Delegation

3.1          Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.

3.2          Appointment of Committees. To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.

ARTICLE IV.
SHARES Available for Awards

4.1          Number of Shares. Subject to adjustment under Article VIII and the terms of this Article IV, Awards may be made under the Plan covering up to the Overall Share Limit. As of the Plan’s effective date under Section 10.3, the Company will cease granting awards under the Prior Plans; however, Prior Plan Awards will remain subject to the terms of the applicable Prior Plan. Shares issued under the Plan may consist of new Shares to be issued by the Company, Shares purchased on the open market or treasury Shares.

4.2          Share Recycling. If all or any part of an Award or Prior Plan Award expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award or Prior Plan Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award or Prior Plan Award, the unused Shares covered by the Award or Prior Plan Award will, as applicable, become or again be available for Award grants under the Plan. Further, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award or Prior Plan Award and/or to satisfy any applicable tax withholding obligation (including Shares retained by the Company from the Award or Prior Plan Award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards or Prior Plan Awards shall not count against the Overall Share Limit.

4.3          Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or shares, the Administrator may grant Awards in substitution for any options or other shares or share-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above) , provided, however, that to the extent required by Section 422 of the Code, Shares issued upon exercise of substitute Incentive Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of ordinary shares of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

ARTICLE V.
Options and Share Appreciation Rights

5.1          General. The Administrator may grant Options or Share Appreciation Rights to Service Providers subject to the limitations in the Plan. The Administrator will determine the number of Shares covered by each Option and Share Appreciation Right, the exercise price of each Option and Share Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Share Appreciation Right. A Share Appreciation Right will entitle the Participant (or other person entitled to exercise the Share Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Share Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Share Appreciation Right by the number of Shares with respect to which the Share Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.

5.2          Exercise Price. The Administrator will establish each Option’s and Share Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Share Appreciation Right.

5.3          Duration. Each Option or Share Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Share Appreciation Right will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Share Appreciation Right (other than an Incentive Option) (i) the exercise of the Option or Share Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Share Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Share Appreciation Right. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Share Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Share Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines. In addition, if, prior to the end of the term of an Option or Share Appreciation Right, the Participant is given notice by the Company or any of its Subsidiaries of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause, and the effective date of such Termination of Service is subsequent to the date of the delivery of such notice, the right of the Participant and the Participant’s transferees to exercise any Option or Share Appreciation Right issued to the Participant shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service as a Service Provider will not be terminated for Cause as provided in such notice or (ii) the effective date of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause (in which case the right of the Participant and the Participant’s transferees to exercise any Option or Share Appreciation Right issued to the Participant will terminate immediately upon the effective date of such termination of Service).

5.4          Exercise. Options and Share Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Share Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Share Appreciation Right may not be exercised for a fraction of a Share.

5.5          Payment Upon Exercise. Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:

(a)            cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;

(b)            if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

(c)            to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;

(d)           to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;

(e)           to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or

(f)            to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.

ARTICLE VI.
Restricted SHARES; Restricted SHARE Units

6.1          General. The Administrator may grant Restricted Shares, or the right to purchase Restricted Shares, to any Service Provider, subject to the Company’s right to repurchase all or part of such Shares at their issue price or other stated or formula price from the Participant (or to designate any third party to acquire such Shares for such price). if the conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Share Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Share and Restricted Share Unit Award, subject to the conditions and limitations contained in the Plan.

6.2          Restricted Shares.

(a)            Dividends. Participants holding Restricted Shares will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Shares of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

(b)            Share Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any share certificates issued in respect of shares of Restricted Shares, together with a share power document, power of attorney or other appropriate document, as determined by the Administrator, endorsed in blank.

6.3          Restricted Share Units.

(a)            Settlement. The Administrator may provide that settlement of Restricted Share Units will occur upon or as soon as reasonably practicable after the Restricted Share Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.

(b)            Shareholder Rights. A Participant will have no rights of a shareholder with respect to Shares subject to any Restricted Share Unit unless and until the Shares are delivered in settlement of the Restricted Share Unit.

(c)            Dividend Equivalents. If the Administrator provides, a grant of Restricted Share Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability as the Restricted Share Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement.

ARTICLE VII.
Other Share or Cash Based Awards

Other Share or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan and Applicable Laws. Such Other Share or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Share or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Share or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.

ARTICLE VIII.
Adjustments for Changes in Shares
and Certain Other Events

8.1          Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

8.2          Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Shares or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Shares or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(a)            To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(b)            To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(c)            To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the shares of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(d)            To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;

(e)            To replace such Award with other rights or property selected by the Administrator; and/or

(f)            To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

8.3          Administrative Stand Still. In the event of any pending share dividend, share split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other extraordinary transaction or change affecting the Shares or the share price of Shares, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.

8.4          General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.

ARTICLE IX.
General Provisions Applicable to Awards

9.1          Transferability. Except as the Administrator may determine or provide in an Award Agreement, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

9.2          Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.

9.3          Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

9.4          Termination of Status. The Administrator will determine within the scope of the Award Agreement how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

9.5          Withholding. Each Participant must pay the Company or the applicable Subsidiary, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company or the applicable Subsidiary may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company or the applicable Subsidiary, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. If any tax withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

9.6          Amendment of Award; Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, and changing the exercise or settlement date, and converting an Incentive Option to a Non-Qualified Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6. Further, the Administrator may, without the approval of the shareholders of the Company, reduce the exercise price per share of outstanding Options or Share Appreciation Rights or cancel outstanding Options or Share Appreciation Rights in exchange for cash, other Awards or Options or Share Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Share Appreciation Rights.

9.7          Conditions on Delivery of Shares. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

9.8          Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

ARTICLE X.
Miscellaneous

10.1        No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.

10.2        No Rights as Shareholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a shareholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or equity plan administrator). The Company may place legends on share certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

10.3        Effective Date and Term of Plan. Unless earlier terminated by the Board, the Plan will become effective on the day prior to the Public Trading Date and will remain in effect until the tenth anniversary of the earlier of (i) the date the Board adopted the Plan or (ii) the date the Company’s shareholders approved the Plan, but Awards previously granted may extend beyond that date in accordance with the Plan. If the Plan is not approved by the Company’s shareholders, the Plan will not become effective, no Awards will be granted under the Plan and the Prior Plans will continue in full force and effect in accordance with their terms.

10.4        Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after Plan termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

10.5        Provisions Addressing Certain Tax and Legal Regimes. This Plan is intended to enable the Company to issue Awards under various tax regimes. The Administrator may modify Awards granted to Participants who are subject to a particular tax or legal regime or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of different jurisdictions with respect to tax, securities, currency, employee benefit or other matters. In addition, the following shall apply in respect of certain United States and Israeli Participants, as applicable:

(a)            Special Provisions Relating to Incentive Options and Non-Qualified Options for United States Participants. This Plan is intended to allow for Awards of both Incentive Options and Non-Qualified Options. Awards of Options shall be considered Non-Qualified Options unless they are specifically designated as Incentive Options in an Award Agreement. The Administrator may grant Incentive Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Options under the Code. If an Incentive Option is granted to a Greater Than 10% Shareholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Option. Notwithstanding any provision of this Plan to contrary, no more than 10,000,000 Shares may be issued pursuant to the exercise of Incentive Options.

(b)            Special Provisions for Israeli Participants. This Plan is intended to allow for Awards pursuant and subject to the provisions of Section 102 of the Ordinance (or the corresponding provision of any subsequently enacted statute, as amended from time to time), and all regulations and interpretations adopted by any competent authority, including the Israel Tax Authority (the “ITA”), including the Income Tax Rules (Tax Benefits in Stock Issuance to Employees) 5763-2003 or such other rules so adopted from time to time (the “Rules”) (such Awards that are intended to be (as set forth in the Award Agreement) and which qualify as such under Section 102 of the Ordinance and the Rules, “102 Awards”), 102 Awards shall be subject to an governed by the terms of this Plan and Exhibit A attached hereto, which is incorporated into and made a part of this Plan.

10.6        Section 409A.

(a)            General. The Company intends that all Awards for Participants who are or could become subject to taxation in the United States be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(b)            Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(c)            Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

10.7        Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

10.8        Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act or other Applicable Laws, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act or other Applicable Laws, or such longer period as determined by the underwriter. By subscribing to Shares issued under this Plan, the Participants acknowledge and accept that any such lock-up is reasonable in time and not contrary to the Companies’ corporate interest in accordance with article 430-1 of the Luxembourg law on commercial companies dated 10 August 1915.

10.9        Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10.9. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

10.10      Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

10.11      Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

10.12      Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of Luxembourg, without giving effect to principles of conflicts of law.

10.13      Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Award Agreement.

10.14      Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

10.15      Conformity to Securities Laws. The Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

10.16      Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

10.17      Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

ARTICLE XI.
Definitions

As used in the Plan, the following words and phrases will have the following meanings:

11.1        “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

11.2        “Applicable Laws” means the requirements relating to the administration of equity incentive plans under all applicable national, federal, state, provincial and other securities, tax and other laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Shares are listed or quoted.

11.3        “Award” means, individually or collectively, a grant under the Plan of Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units or Other Share or Cash Based Awards.

11.4        “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

11.5        “Board” means the Company’s board of directors.

11.6        “Cause” shall, irrespective of any definition included in any other document held by a Participant and unless otherwise determined by the Administrator and set forth in a Participant’s Award Agreement, include any of the following: (i) a Participant’s breach of any material provision of the employment or engagement agreement between the Company or an affiliate and a Participant, including but not limited to, a breach of any confidentiality duty of a Participant (including in regards to the confidentiality of this Plan and any grant made thereunder), inappropriate use of confidential information of the Company or an affiliate or an event of breach of trust or breach of any non-competition obligation of a Participant, (ii) any act which constitutes a breach of a Participant’s fiduciary duty towards the Company or an affiliate, including without limitation disclosure of confidential information of the Company or an affiliate and acceptance or solicitation to receive unauthorized or undisclosed benefits, irrespective of their nature, or funds or promises to receive either, from individuals, Consultants or corporate entities that the Company or an affiliate does business with, (iii) any act of fraud by a Participant or embezzlement of funds of the Company or an affiliate, (iv) any conduct or omission by, or state of affairs related to, the Participant reasonably determined by the Company to be materially detrimental to, or against the interests of, the Company or an affiliate, (v) any conviction of any felony involving moral turpitude or affecting the Company or an affiliate, (vi) circumstances justifying the revocation and/or reduction of a Participant’s entitlement to severance pay under any Applicable Law covering such Participant, or (vii) any other reason which is defined as Cause in the Participant’s personal employment contract, if any, or other agreement pursuant to which the Participant has been engaged with the Company.

11.7        “Change in Control” means and includes each of the following:

(a)            A transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with any governmental authority under any Applicable Laws) a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)            During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)            The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or equity interests of another entity, in each case other than a transaction:

(i)            which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)            after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

11.8        “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

11.9        “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

11.10      “Company” means NeoGames S.A., a public limited liability company incorporated under the laws of the Grand Duchy of Luxembourg, or any successor.

11.11      “Consultant” means any person, including any adviser, engaged by the Company or any Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company or Subsidiary; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.

11.12      “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

11.13      “Director” means a Board member or a member of the board of directors of a Subsidiary.

11.14      “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

11.15      “Employee” means any employee of the Company or its Subsidiaries.

11.16      “Equity Restructuring” means a nonreciprocal transaction between the Company and its shareholders, such as a share dividend, share split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the Fair Market Value of Shares (or other Company securities) and causes a change in the Fair Market Value of the Shares underlying outstanding Awards.

11.17      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

11.18      “Fair Market Value” means, as of any date, the value of Shares determined as follows: (i) if the Shares are listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Shares as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Shares are not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Shares, the Administrator will determine the Fair Market Value in its discretion. Notwithstanding the foregoing, with respect to any Award granted on the pricing date of the Company’s initial public offering, the Fair Market Value shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering.

11.19      “Greater Than 10% Shareholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of equity securities of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

11.20      “Incentive Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

11.21      “Non-Qualified Option” means an Option that is not intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

11.22      “Option” means an option to purchase Shares.

11.23      “Ordinance” shall mean the Israeli Income Tax Ordinance (New Version) 1961, and the regulations and rules (including the Rules) promulgated thereunder, all as amended from time to time.

11.24      “Other Share or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.

11.25      “Overall Share Limit” means the sum of (i) 132,750 Shares; (ii) any Shares which are subject to Prior Plan Awards which become available for issuance under the Plan pursuant to Article IV and (iii) an annual increase on the first day of each calendar year beginning January 1, 2021 and ending on and including January 1, 2030, equal to the lesser of (A) 3% of the aggregate number of Shares outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of Shares as is determined by the Board.

11.26      “Participant” means a Service Provider who has been granted an Award.

11.27      “Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period.

11.28      “Plan” means this 2020 Incentive Award Plan.

11.29      “Prior Plans” means the Neogames S.à.r.l 2015 Option Plan, as amended, and any prior equity incentive plans of the Company or its predecessor.

11.30      “Prior Plan Award” means an award outstanding under the Prior Plans as of the Plan’s effective date in Section 10.3.

11.31      “Public Trading Date” means the first date upon which the Shares are listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

11.32      “Restricted Shares” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

11.33      “Restricted Share Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

11.34      “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

11.35      “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

11.36      “Securities Act” means the Securities Act of 1933, as amended.

11.37      “Service Provider” means an Employee, Consultant or Director.

11.38      “Share” means an ordinary share of the Company.

11.39          “Share Appreciation Right” means a Share Appreciation Right granted under Article V.

11.40      “Subsidiary” means any entity (other than the Company), regardless of its jurisdiction of formation or establishment, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

11.41      “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

11.42      “Termination of Service” means the date the Participant ceases to be a Service Provider.

* * * * *

Exhibit A – Sub-Plan for Israeli Participants

1.             GENERAL

1.1           This sub-plan (the “Sub-Plan”) shall apply only to Participants who are residents of the State of Israel upon the date of grant of the Award, as defined below in Section 2, and are engaged by an Israeli resident Subsidiary (collectively, “Israeli Participants”). The provisions specified hereunder shall form an integral part of the NeoGames S.A. 2020 Incentive Award Plan (hereinafter the “Plan”).

1.2           This Sub-Plan is adopted pursuant to the authority of the Administrator under Section 10.5 of the Plan. This Sub-Plan is to be read as a continuation of the Plan and applies to Awards granted to Israeli Participants only to the extent necessary to comply with the requirements set by the Israeli law in general, and in particular, with the provisions of the Israeli Income Tax Ordinance [New Version] 1961, as may be amended or replaced from time to time. This Sub-Plan does not add to or modify the Plan in respect of any other category of Participants.

1.3           The Plan and this Sub-Plan are complimentary to each other and shall be deemed as one. In the event of any conflict, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail to the extent necessary to comply with the requirements set by the Israeli law in general, and in particular, with the provisions of the Ordinance, as may be amended or replaced from time to time.

1.4           Any capitalized term not specifically defined in this Sub-Plan shall be construed according to the interpretation given to it in the Plan.

2.             DEFINITIONS

2.1           “Applicable Law” shall mean any applicable law, rule, regulation, statute, pronouncement, policy, interpretation, judgment, order or decree of any federal, provincial, state or local governmental, regulatory or adjudicative authority or agency, of any jurisdiction, and the rules and regulations of any stock exchange, over-the-counter market or trading system on which the Shares are then traded or listed

2.2           “Approved Israeli Participant” means an Israeli Participant who is an employee, director or an officer of an Israeli resident Subsidiary of the Company, excluding any Controlling Share Holder of the Company, provided that the Subsidiary is an Israeli resident company or otherwise meets the definition of an Employing Company under Section 102.

2.3           “Award” means any Award granted under the Plan settled in Shares and excluding any Award settled in cash.

2.4           “Capital Gain Award” or “CGA” means a Trustee 102 Award elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

2.5           “Controlling Share Holder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

2.6          “Employer” means, for purpose of a Trustee 102 Award, a Subsidiary which is an “employing company” within the meaning and subject to the conditions of Section 102(a) of the Ordinance.

2.7           “Israeli Award Agreement” means the Award agreement between the Company and an Israeli Participant that sets out the terms and conditions of an Award.

2.8           “Non-Trustee 102 Award” means a 102 Award granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

2.9           “Ordinary Income Award” or “OIA” means a Trustee 102 Award elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

2.10         “Section 102” means Section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

2.11         “Tax” means any applicable tax and other compulsory payments such as social security and health tax contributions under any Applicable Law.

2.12         “Trust Agreement” means the agreement to be signed between the Company, an Employer and the Trustee for the purposes of Section 102.

2.13         “Trustee” means any person or entity appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance, as may be replaced from time to time.

2.14         "Trustee 102 Award” means a 102 Award granted to an Approved Israeli Participant pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of an Approved Israeli Participant.

2.15         "Unapproved Israeli Participant” means an Israeli Participant who is not an Approved Israeli Participant, including a consultant or a Controlling Share Holder of the Company.

3.             ISSUANCE OF AWARDS

3.1           The persons eligible for participation in the Plan as Israeli Participants shall include Approved Israeli Participants and Unapproved Israeli Participants, provided, however, that only Approved Israeli Participants may be granted 102 Awards.

3.2           The Administrator may designate Awards granted to Approved Israeli Participants pursuant to Section 102 as Trustee 102 Awards or Non-Trustee 102 Awards.

3.3           The grant of Trustee 102 Awards shall be subject to this Sub-Plan and shall not become effective prior to the lapse of 30 days from the date the Plan has been submitted for approval by the ITA and shall be conditioned upon the approval of the Plan and this Sub-Plan by the ITA.

3.4           Trustee 102 Awards may either be classified as Capital Gain Awards (CGAs) or Ordinary Income Awards (OIAs).

3.5           No Trustee 102 Award may be granted under this Sub-Plan to any Approved Israeli Participant, unless and until the Company has filed with the ITA its election regarding the type of Trustee 102 Awards, whether CGAs or OIAs, that will be granted under the Plan and this Sub-Plan (the “Election”). Such Election shall become effective beginning the first date of grant of a Trustee 102 Award under this Sub-Plan and shall remain in effect at least until the end of the year following the year during which the Company first granted Trustee 102 Awards. The Election shall obligate the Company to grant only the type of Trustee 102 Award it has elected, and shall apply to all Israeli Participants who are granted Trustee 102 Awards during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, the Election shall not prevent the Company from granting Non-Trustee 102 Awards simultaneously.

3.6           All Trustee 102 Awards must be held in trust by, or subject to the approval of the ITA, under the control or supervision of a Trustee, as described in Section 4 below.

3.7           The designation of Non-Trustee 102 Awards and Trustee 102 Awards shall be subject to the terms and conditions set forth in Section 102.

3.8           Awards granted to Unapproved Israeli Participants shall be subject to tax according to the provisions of the Ordinance and shall not be subject to the Trustee arrangement detailed herein.

4.             102 AWARD GRANT DATE

Each 102 Award will be deemed granted on the date determined by the Administrator, subject to the provisions of the Plan, provided that and subject to (i) the Israeli Participant has signed all documents required by the Company or pursuant to Applicable Law, and (ii) with respect to any Trustee 102 Award, the Company has provided all applicable documents to the Trustee in accordance with the guidelines published by the ITA such that if the guidelines are not met the Award will be considered as granted on the date determined by the Administrator as a Non-Trustee Award.

5.             TRUSTEE

5.1           Trustee 102 Awards which shall be granted under this Sub-Plan and/or any Shares allocated or issued upon grant, vesting or exercise of a Trustee 102 Award and/or other Shares received following any realization of rights under the Plan, shall be allocated or issued to the Trustee or controlled by the Trustee, for the benefit of the Approved Israeli Participants, in accordance with the provisions of Section 102. In the event that the requirements for Trustee 102 Awards are not met, the Trustee 102 Awards may be regarded as Non-Trustee 102 Awards or as Awards which are not subject to Section 102, all in accordance with the provisions of Section 102.

5.2            With respect to any Trustee 102 Award, subject to the provisions of Section 102, an Approved Israeli Participant shall not sell or release from trust any Shares received upon the grant, vesting or exercise of a Trustee 102 Award and/or any Shares received following any realization of rights, including, without limitation, stock dividends, under the Plan at least until the lapse of the period of time required under Section 102 or any shorter period of time determined by the ITA (the “Holding Period”). Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 shall apply to and shall be borne by such Approved Israeli Participant.

5.3           Notwithstanding anything to the contrary, the Trustee shall not release or sell any Shares allocated or issued upon grant, vesting or exercise of a Trustee 102 Award unless the Company, its Israeli Subsidiary and the Trustee are satisfied that the full amounts of Tax due have been paid or will be paid.

5.4           Upon receipt of any Trustee 102 Award, the Approved Israeli Participant will consent to the grant of such Award under Section 102 and undertake to comply with the terms of Section 102 and the trust arrangement between the Company and the Trustee.

6.             WRITTEN PARTICIPANT UNDERTAKING

6.1          With respect to any Trustee 102 Award, as required by Section 102 and the Rules, by virtue of the receipt of such Award, the Israeli Participant is deemed to have provided, undertaken and confirmed the following written undertaking (and such undertaking is deemed incorporated into any documents signed by the Israeli Participant in connection with the grant of such Award), and which undertaking shall be deemed to apply and relate to all Trustee 102 Awards granted to the Israeli Participant, whether under the Plan and this Sub-Plan or other plans maintained by the Company, and whether prior to or after the date hereof:

6.1.1        The Israeli Participant shall comply with all terms and conditions set forth in Section 102 with regard to the CGA or the OIA, as applicable, and the applicable rules and regulations promulgated thereunder, as amended from time to time;

6.1.2        The Israeli Participant is familiar with, and understands the provisions of, Section 102 in general, and the tax arrangement under the CGA or the OIA in particular, and its tax consequences; the Israeli Participant agrees that the Trustee 102 Awards and Shares that may be issued upon exercise or (if applicable) vesting of the Trustee 102 Awards (or otherwise in relation to such Awards), will be held by a Trustee appointed pursuant to Section 102 for at least the duration of the Holding Period under the CGA or the OIA, as applicable. The Israeli Participant understands that any release of such Trustee 102 Awards or Shares from trust, or any sale of the Shares prior to the termination of the Holding Period, will result in taxation at the marginal tax rate, in addition to deductions of appropriate social security, health tax contributions or other compulsory payments; and

6.1.3        The Israeli Participant agrees to the Trust Agreement signed between the Company, the Employer and the Trustee appointed pursuant to Section 102.

7.            THE AWARDS

The terms and conditions upon which Awards shall be issued and exercised or vest under this Sub-Plan, shall be specified in the Israeli Award Agreement to be executed pursuant to the Plan and to this Sub-Plan. Each Israeli Award Agreement shall state, inter alia, the number of Shares to which the Award relates, the type of Award granted thereunder (i.e., a CGA, OIA or Non-Trustee 102 Award or any Award granted to Unapproved Israeli Participant), and any applicable vesting provisions and exercise price that may be payable. For the avoidance of doubt it is clarified that there is no obligation for uniformity of treatment of Israeli Participants and that the terms and conditions of Awards to Israeli Participants need not be the same with respect to each Israeli Participant (whether or not such Israeli Participants are similarly situated). The grant, vesting and exercise of Awards granted to Israeli Participants shall be subject to the terms and conditions and, with respect to exercise, the method, as may be determined by the Administrator (including the provisions of the Plan) and, when applicable, by the Trustee, in accordance with the requirements of Section 102.

8.            ASSIGNABILITY, DESIGNATION AND SALE OF AWARDS

8.1.          Notwithstanding any other provision of the Plan, no Award subject to this Sub-Plan or any right with respect thereto, other than Shares that are not subject to any restrictions, whether fully paid or not, shall be assignable, transferable or given as collateral, or any right with respect to any such Award given to any third party whatsoever, and during the lifetime of the Israeli Participant, each and all of such Israeli Participant’s rights with respect to an Award shall belong only to the Israeli Participant. Any such action made directly or indirectly, for an immediate or future validation, shall be void.

8.2           As long as Awards or Shares issued or purchased hereunder are held by the Trustee on behalf of the Israeli Participant, all rights of the Israeli Participant over the Shares cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

9.             INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER’S APPROVAL

9.1.          With regard to Trustee 102 Awards, the provisions of the Plan and/or the Sub-Plan and/or the Israeli Award Agreement shall be subject to the provisions of Section 102 and any approval issued by the ITA and the said provisions shall be deemed an integral part of the Plan, the Sub-Plan and the Israeli Award Agreement.

9.2.          Any provision of Section 102 and/or said approval issued by the ITA which must be complied with in order to receive and/or to maintain any tax treatment with respect to an Award pursuant to Section 102, which is not expressly specified in the Plan, the Sub-Plan or the Israeli Award Agreement, shall be considered binding upon the Company, any Israeli Subsidiary and the Israeli Participants. Furthermore, if any provision of the Plan or Sub-Plan disqualifies Awards that are intended to qualify as 102 Awards from the beneficial tax treatment pursuant to Section 102, such provision shall not apply to the 102 Awards.

10.           TAX CONSEQUENCES; DISCLAIMER

10.1         Any tax consequences arising from the grant, purchase, exercise, vesting or sale of any Award issued hereunder, from the payment for or sale of Shares covered thereby or from any other event or act (of the Company, and/or its Subsidiaries, and the Trustee or the Israeli Participant), hereunder, shall be borne solely by the Israeli Participant. The Company and/or its Subsidiaries, and/or the Trustee shall withhold Tax according to the requirements under Applicable Laws, rules, and regulations, including withholding taxes at source. Furthermore, the Israeli Participant agrees to indemnify the Company and/or its Subsidiaries and/or the Trustee and hold them harmless against and from any and all liability for any such Tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such Tax from any payment made to the Israeli Participant.

10.2         The Company and/or, when applicable, the Trustee shall not be required to release any Award or Share to an Israeli Participant until all required Tax payments have been fully made.

10.3         Awards that do not comply with the requirements of Section 102 shall be subject to tax under Section 3(i) or 2 of the Ordinance.

10.4         With respect to Non-Trustee 102 Awards, if the Israeli Participant ceases to be employed by the Company or any Subsidiary, or otherwise if so requested by the Company or the Subsidiary, the Israeli Participant shall extend to the Company and/or the Subsidiary a security or guarantee for the payment of Tax due at the time of sale of Shares, in accordance with the provisions of Section 102.

10.5        TAX LIABILITY. ALL TAX CONSEQUENCES UNDER ANY APPLICABLE LAW WHICH MAY ARISE FROM THE GRANT OF ANY AWARDS GRANTED HEREUNDER OR THE EXERCISE OR (IF APPLICABLE) VESTING THEREOF, THE SALE OR DISPOSITION OF ANY SHARES GRANTED HEREUNDER OR ISSUED UPON EXERCISE OR (IF APPLICABLE) VESTING OF ANY AWARD, THE ASSUMPTION, SUBSTITUTION, CANCELLATION OR PAYMENT IN LIEU OF AWARDS OR FROM ANY OTHER ACTION IN CONNECTION WITH THE FOREGOING (INCLUDING WITHOUT LIMITATION ANY TAXES AND COMPULSORY PAYMENTS, SUCH AS SOCIAL SECURITY OR HEALTH TAX PAYABLE BY THE PARTICIPANT OR THE COMPANY IN CONNECTION THEREWITH) SHALL BE BORNE AND PAID SOLELY BY THE ISRAELI PARTICIPANT, AND THE ISRAELI PARTICIPANT SHALL INDEMNIFY THE COMPANY, THE SUBSIDIARY AND THE TRUSTEE, AND SHALL HOLD THEM HARMLESS AGAINST AND FROM ANY LIABILITY FOR ANY SUCH TAX OR PAYMENT OR ANY PENALTY, INTEREST OR INDEXATION THEREON. EACH ISRAELI PARTICIPANT AGREES TO, AND UNDERTAKES TO COMPLY WITH, ANY RULING, SETTLEMENT, CLOSING AGREEMENT OR OTHER SIMILAR AGREEMENT OR ARRANGEMENT WITH ANY TAX AUTHORITY IN CONNECTION WITH THE FOREGOING WHICH IS APPROVED BY THE COMPANY.

10.6       NO TAX ADVICE. THE ISRAELI PARTICIPANT IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING, EXERCISING, VESTING OR DISPOSING OF AWARDS HEREUNDER. THE COMPANY DOES NOT ASSUME ANY RESPONSIBILITY TO ADVISE THE ISRAELI PARTICIPANT ON SUCH MATTERS, WHICH SHALL REMAIN SOLELY THE RESPONSIBILITY OF THE ISRAELI PARTICIPANT.

10.7        TAX TREATMENT. THE COMPANY AND ITS SUBSIDIARIES (INCLUDING THE EMPLOYER) DO NOT UNDERTAKE OR ASSUME ANY LIABILITY OR RESPONSIBILITY TO THE EFFECT THAT ANY AWARD SHALL QUALIFY WITH ANY PARTICULAR TAX REGIME OR RULES APPLYING TO PARTICULAR TAX TREATMENT, OR BENEFIT FROM ANY PARTICULAR TAX TREATMENT OR TAX ADVANTAGE OF ANY TYPE AND THE COMPANY AND ITS SUBSIDIARIES (INCLUDING THE EMPLOYER) SHALL BEAR NO LIABILITY IN CONNECTION WITH THE MANNER IN WHICH ANY AWARD IS EVENTUALLY TREATED FOR TAX PURPOSES, REGARDLESS OF WHETHER THE AWARD WAS GRANTED OR WAS INTENDED TO QUALIFY UNDER ANY PARTICULAR TAX REGIME OR TREATMENT. THIS PROVISION SHALL SUPERSEDE ANY DESIGNATION OF AWARDS OR TAX QUALIFICATION INDICATED IN ANY CORPORATE RESOLUTION OR AWARD AGREEMENT, WHICH SHALL AT ALL TIMES BE SUBJECT TO THE REQUIREMENTS OF APPLICABLE LAW. THE COMPANY AND ITS SUBSIDIARIES (INCLUDING THE EMPLOYER) DO NOT UNDERTAKE AND SHALL NOT BE REQUIRED TO TAKE ANY ACTION IN ORDER TO QUALIFY ANY AWARD WITH THE REQUIREMENTS OF ANY PARTICULAR TAX TREATMENT AND NO INDICATION IN ANY DOCUMENT TO THE EFFECT THAT ANY AWARD IS INTENDED TO QUALIFY FOR ANY TAX TREATMENT SHALL IMPLY SUCH AN UNDERTAKING. NO ASSURANCE IS MADE BY THE COMPANY, ANY OF ITS SUBSIDIARIES (INCLUDING THE EMPLOYER) THAT ANY PARTICULAR TAX TREATMENT ON THE DATE OF GRANT WILL CONTINUE TO EXIST OR THAT THE AWARD WILL QUALIFY AT THE TIME OF EXERCISE, VESTING OR DISPOSITION THEREOF WITH ANY PARTICULAR TAX TREATMENT. THE COMPANY AND THE SUBSIDIARY (INCLUDING THE EMPLOYER) SHALL NOT HAVE ANY LIABILITY OR OBLIGATION OF ANY NATURE IN THE EVENT THAT AN AWARD DOES NOT QUALIFY FOR ANY PARTICULAR TAX TREATMENT, REGARDLESS OF WHETHER THE COMPANY OR ITS SUBSIDIARIES (INCLUDING THE EMPLOYER) COULD HAVE TAKEN ANY ACTION TO CAUSE SUCH QUALIFICATION TO BE MET AND SUCH QUALIFICATION REMAINS AT ALL TIMES AND UNDER ALL CIRCUMSTANCES AT THE RISK OF THE ISRAELI PARTICIPANT. THE COMPANY AND ITS SUBSIDIARIES (INCLUDING THE EMPLOYER) DO NOT UNDERTAKE OR ASSUME ANY LIABILITY TO CONTEST A DETERMINATION OR INTERPRETATION (WHETHER WRITTEN OR UNWRITTEN) OF ANY TAX AUTHORITY, INCLUDING IN RESPECT OF THE QUALIFICATION UNDER ANY PARTICULAR TAX REGIME OR RULES APPLYING TO PARTICULAR TAX TREATMENT. AWARDS THAT DO NOT QUALIFY UNDER ANY PARTICULAR TAX TREATMENT COULD RESULT IN ADVERSE TAX CONSEQUENCES TO THE ISRAELI PARTICIPANT.

11.           ONE TIME BENEFIT

The Awards and underlying Shares granted hereunder are extraordinary, one-time Awards granted to the Participants, and are not and shall not be deemed a salary component for any purpose whatsoever, including in connection with calculating severance compensation under Applicable Law, nor shall receipt of an Award entitle a Participant to any future Awards.

12.           TERM OF PLAN AND SUB-PLAN

Notwithstanding anything to the contrary in the Plan and in addition thereto, the Company shall obtain all approvals for the adoption of this Sub-Plan or for any amendment to this Sub-Plan as are necessary to comply with any Applicable Law, applicable to Awards granted to Israeli Participants under this Sub-Plan or with the Company's incorporation documents.

13.           GOVERNING LAW

Solely for the purpose of determining the Israeli tax treatment of Awards granted pursuant to this Sub-Plan, this Sub-Plan shall be governed by, construed and enforced in accordance with the laws of the State of Israel, without reference to conflicts of law principles.

EXHIBIT A

102 Awards and 3(9) Awards